Exhibit 99.6

BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the grant of non-transferable rights (the “Rights”) to purchase “Units,” of which each “Unit” shall consist of one share of common stock, par value $0.001 per share (the “Common Stock”), of Prospect Global Resources Inc. (“Prospect “) and one-half warrant to purchase a share of Common Stock, at an issuance rate of 0.751 of a Right for each outstanding share of Common Stock .

With respect to any instructions to exercise (or not to exercise) Rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., New York City time, on June 6, 2013, the last business day prior to the scheduled expiration date of the rights offering of May 14, 2013 (which may be extended by Prospect’s board of directors in its reasonable discretion

This will instruct you whether to exercise Rights to purchase Units distributed with respect to the shares of Common Stock held by you as record holder for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the prospectus supplement dated May 22, 2013 and the accompanying prospectus (together, the “Prospectus”) and the related “Instructions as to Use of Prospect Global Resources Inc. Rights Certificates.”

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1. ☐ Please DO NOT EXERCISE RIGHTS for Units.

Box 2. ☐ Please EXERCISE RIGHTS for Units as set forth below:

Rights:

	x	$0.22	=	$
(no. of Units, must be an even number)		(subscription price/Unit)		(required payment)

Over-subscription Right: I HAVE FULLY SUBSCRIBED FOR MY RIGHTS AND WISH TO PURCHASE ADDITIONAL UNITS PURSUANT TO THE OVER-SUBSCRIPTION RIGHT:

$
(amount of additional investment in Units)

* The Over-subscription Right is subject to the limitation that if any Over-subscription Rights are exercised, Prospect will not issue a number of Units in excess of 55,162,989 pursuant to the exercise of Rights and Over-subscription Rights.

I understand that the Subscription Agent will calculate the number of Units subscribed for in the Over-subscription Right and will refund any excess payment.

Box 3. ☐ Payment in the following amount is enclosed: $

Box 4. ☐ Please deduct payment of $                     from the following account maintained by you as follows:

(The total of Box 3 and Box 4 must equal the total payment specified above.)

Type of Account                                          Account No.

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•                  irrevocably elect to purchase the number of Units indicated above upon the terms and conditions specified in the Prospectus; and

•                  agree that if I (we) fail to pay for the Units I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number: